Exhibit 4.1

D.R. HORTON, INC.,
THE GUARANTORS PARTY HERETO,
and
AMERICAN STOCK TRANSFER & TRUST COMPANY,
as
Trustee

SEVENTH SUPPLEMENTAL INDENTURE
Dated as of June 4, 2008

Supplementing the Indenture
Dated as of September 11, 2000
with respect to the
9.75% Senior Subordinated Notes Due 2010

     THIS SEVENTH SUPPLEMENTAL INDENTURE, (this “Seventh Supplemental Indenture”), dated as of June 4, 2008, by and among D.R. HORTON, INC., a Delaware corporation (the “Company”), the GUARANTORS party hereto (the “Guarantors”) and AMERICAN STOCK TRANSFER & TRUST COMPANY, as trustee (the “Trustee”), under the Indenture dated as of September 11, 2000 (the “Base Indenture”), as supplemented, by and among the Company, each of the guarantors party thereto and the Trustee.
RECITALS
     WHEREAS, the Company, the Guarantors and the Trustee are parties to the Base Indenture, as amended and supplemented by the First Supplemental Indenture, dated as of September 11, 2000 (the “First Supplemental Indenture”), the Third Supplemental Indenture, dated as of May 21, 2001 and effective as of March 31, 2001 (the “Third Supplemental Indenture”), the Fourth Supplemental Indenture, dated as of February 21, 2002 (the “Fourth Supplemental Indenture”), the Fifth Supplemental Indenture, dated as of January 23, 2006 (the “Fifth Supplemental Indenture”) and the Sixth Supplemental Indenture, dated as of June 13, 2006 (the “Sixth Supplemental Indenture”) (collectively, and together with this Seventh Supplemental Indenture, the “Indenture”), providing for the issuance by the Company from time to time of its senior subordinated debt securities to be issued in one or more series as the Indenture provides;
     WHEREAS, pursuant to the First Supplemental Indenture, the Company issued a series of Securities designated as its 9.75% Senior Subordinated Notes due 2010 (the “Notes”);
     WHEREAS, pursuant to the Third Supplemental Indenture, the Company caused certain additional Restricted Subsidiaries to guarantee the Notes for all purposes under the Indenture;
     WHEREAS, pursuant to the Fourth Supplemental Indenture, the Company caused certain additional Restricted Subsidiaries to guarantee the Notes for all purposes under the Indenture;
     WHEREAS, pursuant to the Fifth Supplemental Indenture, the Company caused certain additional Restricted Subsidiaries to guarantee the Notes for all purposes under the Indenture;
     WHEREAS, pursuant to the Sixth Supplemental Indenture, the Company caused certain additional Restricted Subsidiaries to guarantee the Notes for all purposes under the Indenture;
     WHEREAS, as of the date of this Seventh Supplemental Indenture, there are $113,500,000 aggregate principal amount of Notes outstanding under the Indenture;
     WHEREAS, pursuant to Section 10.02 of the Base Indenture, and subject to certain conditions, the Company, the Guarantors and the Trustee may amend or supplement the Indenture with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes affected by the amendment;
     WHEREAS, the Company has offered to exchange a series of its senior notes for all of the outstanding Notes upon the terms and subject to the conditions set forth in the Offering

Memorandum and Consent Solicitation Statement, dated as of May 21, 2008, as the same may be further amended, supplemented or modified (the “Offer”);
     WHEREAS, the Offer is conditioned upon, among other things, the proposed amendments (the “Proposed Amendments”) to the Indenture set forth herein having been approved by the holders of at least a majority in aggregate principal amount of the Notes outstanding and not owned by the Company, any guarantor of the Notes or any affiliate of the Company (the “Requisite Consents”);
     WHEREAS, the Company has received and delivered to the Trustee the Requisite Consents to effect the Proposed Amendments under the Indenture and, therefore, upon execution and delivery of this Supplemental Indenture by all parties hereto, the Proposed Amendments will be effective within the meaning of Section 10.04 of the Base Indenture;
     WHEREAS, the execution of this Seventh Supplemental Indenture has been duly authorized by the Boards of Directors or other governing bodies of the Company and the Guarantors and all things necessary to make this Seventh Supplemental Indenture a legal, valid, binding and enforceable obligation of the Company and the Guarantors according to its terms have been done and performed;
     NOW THEREFORE, for and in consideration of the premises, the Company and the Guarantors covenant and agree with the Trustee as follows:
ARTICLE I.
AMENDMENTS TO THE INDENTURE
     From and after the date the consent payment is made to the Holders pursuant to the Offer (the “Settlement Date”):
     1.1 Covenant Amendments.
          (a) The following sections of the First Supplemental Indenture are deleted in their entirety and, in the case of each such section, replaced with the phrase “[Intentionally Omitted]”, and any and all references to such sections, whether direct or indirect, in any term, condition, limitation or other provision in the Indenture, are deleted, and such sections and references shall be of no further force or effect:
•	Section 3.02 Limitations on Indebtedness.

•	Section 3.04. Limitation on Restricted Payments.

•	Section 3.05. Limitations on Transactions with Affiliates.
          (b) Section 3.09 of the First Supplemental Indenture is amended to read in its entirety as follows:

     Section 3.09. Limitations on Mergers, Consolidations and Sales of Assets.
     Neither the Company nor any Guarantor will consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets (including, without limitation, by way of liquidation or dissolution), or assign any of its obligations under the Notes, the Guarantees or this Indenture (as an entirety or substantially in one transaction or in a series of related transactions), to any Person (in each case other than in a transaction in which the Company or a Restricted Subsidiary is the survivor of a consolidation or merger, or the transferee in a sale, lease, conveyance or other disposition) unless: (i) the Person formed by or surviving such consolidation or merger (if other than the Company or the Guarantor, as the case may be), or to which such sale, lease, conveyance or other disposition or assignment will be made (collectively, the “Successor”), is a corporation or other legal entity organized and existing under the laws of the United States or any state thereof or the District of Columbia, and the Successor assumes by supplemental indenture in a form reasonably satisfactory to the Trustee all of the obligations of the Company or the Guarantor, as the case may be, under the Notes or a Guarantee, as the case may be, and the Indenture, (ii) immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing, (iii) immediately after giving effect to such transaction and the use of any net proceeds therefrom, on a pro forma basis, the Consolidated Net Worth of the Company or the Successor (in the case of a transaction involving the Company), as the case may be, would be at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction (exclusive of any adjustments to Consolidated Net Worth attributable to transaction costs). The foregoing provisions shall not apply to (i) a transaction involving the sale or disposition of Capital Stock of a Guarantor, or the consolidation or merger of a Guarantor, or the sale, lease, conveyance or other disposition of all or substantially all of the assets of a Guarantor, that in any such case results in such Guarantor being released from its Guarantee pursuant to the Indenture or (ii) a transaction the purpose of which is to change the state of incorporation of the Company or any Guarantor.
     1.2 Definitions Amendments.
          (a) Article Two of the First Supplemental Indenture is amended to delete in their entirety all terms and their respective definitions for which all references are eliminated in the Indenture as a result of the amendments set forth in Section 1.1 of this Seventh Supplemental Indenture, including without limitation the definitions of:
•	Asset Acquisition

•	Consolidated Cash Flow Available for Fixed Charges

•	Consolidated Fixed Charge Coverage Ratio

•	Consolidated Interest Expense

•	Consolidated Interest Incurred

•	Consolidated Net Income

•	Credit Facilities

•	Designation Amount

•	Investments

•	Mortgage Subsidiary

•	Permitted Indebtedness

•	Permitted Investment

•	Public Equity Offering

•	Qualified Stock

•	Restricted Payment
          (b) The definition of “Acquired Indebtedness” in Article Two of the First Supplemental Indenture is amended in its entirety to read as follows:
     “Acquired Indebtedness” means (i) with respect to any Person that becomes a Restricted Subsidiary (or is merged into the Company or any Restricted Subsidiary) after the Issue Date, Indebtedness of such Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary (or is merged into the Company or any Restricted Subsidiary) that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary (or being merged into the Company or any Restricted Subsidiary) and (ii) with respect to the Company or any Restricted Subsidiary, any Indebtedness expressly assumed by the Company or any Restricted Subsidiary in connection with the acquisition of any assets from another Person (other than the Company or any Restricted Subsidiary), which Indebtedness was not incurred by such other Person in connection with or in contemplation of such acquisition. Indebtedness incurred in connection with or in contemplation of any transaction described in clause (i) or (ii) of the preceding sentence shall not be deemed Acquired Indebtedness.
          (c) The definition of “Interest Protection Agreement” in Article Two of the First Supplemental Indenture is amended in its entirety to read as follows:
     “Interest Protection Agreement” of any Person means any interest rate swap agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in interest rates with respect to Indebtedness.
          (d) The definition of “Permitted Liens” in Article Two of the First Supplemental Indenture is amended in its entirety to read as follows:
     “Permitted Liens” means: (1) Liens for taxes, assessments or governmental or quasi government charges or claims that (a) are not yet delinquent, (b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP, if required, or (c) encumber solely property abandoned or in the process of being abandoned, (2) statutory Liens of landlords and carriers’, warehousemen’s, mechanics’, suppliers’, materialmen’s, repairmen’s or other Liens imposed by law and arising in the ordinary course of business and with respect to amounts that, to the extent applicable, either (a) are not yet delinquent or (b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP, if required, (3) Liens (other than any Lien imposed by the Employer Retirement Income Security Act of 1974, as amended) incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, (4) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, development obligations, progress payments, government contacts, utility services, developer’s or other obligations to make on-site or off-site improvements and other obligations of like nature (exclusive of obligations for the payment of borrowed money but including the items referred to in the parenthetical in clause (i)(a) of the definition of “Indebtedness”), in each case incurred in the ordinary course of business of the Company and the Restricted Subsidiaries, (5) attachment or judgment Liens not giving rise to a Default or an Event of Default, (6) easements, dedications, assessment district or similar liens in connection with municipal or special district financing, rights-of-way, restrictions, reservations and other similar charges, burdens, and other similar charges or encumbrances not materially interfering with the ordinary course of business of the Company and the Restricted Subsidiaries, (7) zoning restrictions, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such real property in the ordinary course of business of the Company and the Restricted Subsidiaries, (8) Liens securing Indebtedness constituting Specified Indebtedness, (9) Liens securing Indebtedness of the Company or any Restricted Subsidiary; provided, that the aggregate amount of all consolidated Indebtedness of the Company and the Restricted Subsidiaries (including, with respect to Capitalized Lease Obligations, the Attributable Debt in respect thereof) secured by Liens (other than Non-Recourse Indebtedness and Indebtedness referred to in clause (ii) of the definition of Specified Indebtedness) shall not exceed 40% of Consolidated Adjusted Tangible Assets at any one time outstanding (after giving effect to the incurrence of such Indebtedness and the use of the proceeds thereof), (10) Liens securing Non-Recourse Indebtedness of the Company or any Restricted Subsidiary; provided, that such Liens apply only to the property financed out of the net proceeds of such Non-Recourse Indebtedness within 90 days after the incurrence of such Non-Recourse Indebtedness, (11) Liens securing Purchase Money Indebtedness; provided that such Liens apply only to the property acquired, constructed or improved with the proceeds of such Purchase Money Indebtedness within 90 days after the incurrence of such Purchase Money Indebtedness, (12) Liens on property or assets of the Company or any Restricted Subsidiary securing Indebtedness of the Company or any Restricted Subsidiary owing to the Company or one or more Restricted Subsidiaries, (13) leases or subleases granted to others not materially interfering with the ordinary course of business of the Company and the Restricted Subsidiaries, (14) purchase money security interests (including, without limitation, Capitalized Lease Obligations); provided, that such Liens apply only to the Property acquired and the related Indebtedness is incurred within 90 days after the acquisition of such Property, (15) any right of first refusal, right of first offer, option, contract or other agreement to sell an asset; provided, that such sale is not otherwise prohibited under the Indenture, (16) any right of a lender or lenders to which the Company or a Restricted Subsidiary may be indebted to offset against, or appropriate and apply to the payment of such, Indebtedness any and all balances, credits, deposits, accounts or money of the Company or a Restricted Subsidiary with or held by such lender or lenders or its Affiliates, (17) any pledge or deposit of cash or property in conjunction with obtaining surety, performance, completion or payment bonds and letters of credit or other similar instruments or providing earnest money obligations, escrows or similar purpose undertakings or indemnifications in the ordinary course of business of the Company and its Restricted Subsidiaries, (18) Liens for homeowner and property owner association developments and assessments, (19) Liens securing Refinancing Indebtedness; provided, that such Liens extend only to the assets securing the Indebtedness being refinanced, (20) Liens incurred in the ordinary course of business as security for the obligations of the Company and its Restricted Subsidiaries with respect to indemnification in respect of title insurance providers, and (21) Liens securing Senior Indebtedness and Liens securing Guarantor Senior Indebtedness.
          (e) The definition of “Refinancing Indebtedness” in Article Two of the First Supplemental Indenture is amended in its entirety to read as follows:
     “Refinancing Indebtedness” means Indebtedness that refunds, refinances or extends any Indebtedness of the Company or any Restricted Subsidiary (other than Specified Indebtedness), but only to the extent that (i) the Refinancing Indebtedness is subordinated to the Notes or the Guarantees, as the case may be, to the same extent as the Indebtedness being refunded, refinanced or extended, if at all, (ii) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refunded, refinanced or extended or (b) after the maturity date of the Notes, (iii) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Notes, and (iv) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended.
          (f) The definition of “Unrestricted Subsidiary” in Article Two of the First Supplemental Indenture is amended in its entirety to read as follows:
     “Unrestricted Subsidiary” means any Subsidiary of the Company so designated by a resolution adopted by the Board of Directors of the Company or a duly authorized committee thereof as provided below; provided that (a) the holders of Indebtedness thereof do not have direct or indirect recourse against the Company or any Restricted Subsidiary, and neither the Company nor any Restricted Subsidiary otherwise has liability for, any payment obligations in respect of such Indebtedness (including any undertaking, agreement or instrument evidencing such Indebtedness), except, in the case of Non-Recourse Indebtedness, to the extent such recourse or liability is for the matters discussed in the last sentence of the definition of “Non-Recourse Indebtedness,” or to the extent such Indebtedness is a guarantee by such Subsidiary of Indebtedness of the Company or a Restricted Subsidiary, (b) no holder of any Indebtedness of such Subsidiary shall have a right to declare a default on such Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity as a result of a default on any Indebtedness of the Company or any Restricted Subsidiary, and (c) such Subsidiary does not guarantee the Indebtedness (other than the Notes) outstanding under any of the credit facilities under which the Company or any Restricted Subsidiary may incur indebtedness for working capital and general corporate purposes (including acquisitions) (as from time to time in effect), the Indenture, dated as of June 9, 1997, among the Company, the guarantors named therein and the Trustee (as amended or supplemented from time to time) or the Indenture, dated as of September 11, 2000, among the Company, the guarantors named therein and American Stock Transfer and Trust Company (as amended or supplemented from time to time). Subject to the foregoing, the Board of Directors of the Company or a duly authorized committee thereof may designate any Subsidiary to be an Unrestricted Subsidiary; provided, however, that after giving effect to such designation, no Default or Event of Default shall have occurred or be continuing. The Board of Directors of the Company or a duly authorized committee thereof may also redesignate an Unrestricted Subsidiary to be a Restricted Subsidiary. Any such designation or redesignation by the Board of Directors of the Company or a committee thereof will be evidenced to the Trustee by the filing with the Trustee of a certified copy of the resolution of the Board of Directors of the Company or a committee thereof giving effect to such designation or redesignation and an Officers’ Certificate certifying that such designation or redesignation complied with the foregoing conditions and setting forth the underlying calculations of such Officers’ Certificate. The designation of any Person as an Unrestricted Subsidiary shall be deemed to include a designation of all Subsidiaries of such Person as Unrestricted Subsidiaries; provided, however, that the ownership of the general partnership interest (or a similar member’s interest in a limited liability company) by an Unrestricted Subsidiary shall not cause a Subsidiary of the Company of which more than 95% of the equity interest is held by the Company or one or more Restricted Subsidiaries to be deemed an Unrestricted Subsidiary.
          (g) A new definition of “Specified Indebtedness” is added to Article Two of the First Supplemental Indenture, such new definition to be inserted in appropriate alphabetical order and to read in its entirety as follows:
     “Specified Indebtedness” means (i) Indebtedness secured only by office buildings owned or occupied by the Company or any Restricted Subsidiary, which Indebtedness does not exceed $20 million aggregate principal amount outstanding at any one time, and (ii) Indebtedness under warehouse lines of credit, repurchase agreements and Indebtedness secured by mortgage loans and related assets of mortgage lending Subsidiaries in the ordinary course of a mortgage lending business.

ARTICLE II.
EFFECTIVENESS
     This Seventh Supplemental Indenture shall become effective as of the date hereof upon signature of all parties hereto. If and when the Settlement Date occurs, the Company shall provide the Trustee with written notice thereof.
ARTICLE III.
MISCELLANEOUS
     3.1. This Seventh Supplemental Indenture constitutes a supplement to the Indenture, and the Indenture and this Seventh Supplemental Indenture shall be read together and shall have the effect so far as practicable as though all of the provisions thereof and hereof are contained in one instrument.
     3.2 The parties may sign any number of copies of this Seventh Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     3.3 In the event that any provision in this Seventh Supplemental Indenture or the Notes shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     3.4 The article headings herein are for convenience only and shall not affect the construction hereof.
     3.5 Any capitalized term used in this Seventh Supplemental Indenture and not defined herein that is defined in the Indenture shall have the meaning specified in the Indenture, unless the context shall otherwise require.
     3.6 All covenants and agreements in this Seventh Supplemental Indenture by the Company and the Guarantors shall bind each of their successors and assigns, whether so expressed or not. All agreements of the Trustee in this Seventh Supplemental Indenture shall bind its successors and assigns.
     3.7 The laws of the State of New York shall govern this Seventh Supplemental Indenture.
     3.8 Except as amended by this Seventh Supplemental Indenture, the terms and provisions of the Indenture shall remain in full force and effect.
     3.9 This Seventh Supplemental Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Seventh Supplemental Indenture.

     3.10 The Trustee accepts the modifications of the trust effected by this Seventh Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained which shall be taken as the statements of the Company and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Seventh Supplemental Indenture and the Trustee makes no representation with respect thereto.
[SIGNATURES INTENTIONALLY APPEAR ON NEXT PAGE FOLLOWING]

     IN WITNESS WHEREOF, the parties hereto have caused this Seventh Supplemental Indenture to be duly executed, all as of the day and year first above written.

D.R. HORTON, INC.
By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and Chief Financial Officer

GUARANTORS:
C. RICHARD DOBSON BUILDERS, INC.
CH INVESTMENTS OF TEXAS, INC.
CHI CONSTRUCTION COMPANY
CHTEX OF TEXAS, INC.
CONTINENTAL HOMES, INC.
CONTINENTAL RESIDENTIAL, INC.
D.R. HORTON, INC. – BIRMINGHAM
D.R. HORTON, INC. – CHICAGO
D.R. HORTON, INC. – DENVER
D.R. HORTON, INC. – DIETZ-CRANE
D.R. HORTON, INC. – FRESNO
D.R. HORTON, INC. – GREENSBORO
D.R. HORTON, INC. – GULF COAST
D.R. HORTON, INC. – JACKSONVILLE
D.R. HORTON, INC. – LOUISVILLE
D.R. HORTON, INC. – MINNESOTA
D.R. HORTON, INC. – NEW JERSEY
D.R. HORTON, INC. – PORTLAND
D.R. HORTON, INC. – SACRAMENTO
D.R. HORTON, INC. – TORREY
D.R. HORTON LA NORTH, INC.
D.R. HORTON LOS ANGELES HOLDING COMPANY, INC.
D.R. HORTON MATERIALS, INC.
D.R. HORTON OCI, INC.
D.R. HORTON VEN, INC.
DRH CAMBRIDGE HOMES, INC.
DRH CONSTRUCTION, INC.
DRH REGREM XI, INC.
DRH REGREM XIII, INC.
DRH REGREM XIV, INC.
DRH REGREM XV, INC.
DRH REGREM XVI, INC.
DRH REGREM XVII, INC.
DRH REGREM XVIII, INC.
DRH REGREM XIX, INC.
DRH REGREM XX, INC.
DRH REGREM XXI, INC.
DRH REGREM XXII, INC.
DRH REGREM XXIII, INC.
DRH REGREM XXIV, INC.
DRH REGREM XXV, INC.
DRH SOUTHWEST CONSTRUCTION, INC.
DRH TUCSON CONSTRUCTION, INC.
DRHI, INC.
KDB HOMES, INC.
MEADOWS I, LTD.
MEADOWS II, LTD.
MEADOWS VIII, LTD.
MEADOWS IX, INC.
MEADOWS X, INC.
MELMORT CO.
MELODY HOMES, INC.
SCHULER HOMES OF CALIFORNIA, INC.
SCHULER HOMES OF OREGON, INC.

SCHULER HOMES OF WASHINGTON, INC.
SCHULER MORTGAGE, INC.
SCHULER REALTY HAWAII, INC.
SHLR OF CALIFORNIA, INC.
SHLR OF COLORADO, INC.
SHLR OF NEVADA, INC.
SHLR OF UTAH, INC.
SHLR OF WASHINGTON, INC.
VERTICAL CONSTRUCTION CORPORATION
WESTERN PACIFIC FUNDING, INC.
WESTERN PACIFIC HOUSING, INC.
WESTERN PACIFIC HOUSING MANAGEMENT, INC.

By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and Chief Financial Officer

CONTINENTAL HOMES OF TEXAS, L.P.

By:	CHTEX of Texas, Inc., its General Partner

	By:	/s/ Bill W. Wheat

Bill W. Wheat
Executive Vice President and
Chief Financial Officer

D.R. HORTON MANAGEMENT COMPANY, LTD.
D.R. HORTON – EMERALD, LTD.
D.R. HORTON – TEXAS, LTD.
DRH REGREM VII, LP
DRH REGREM XII, LP

By:	Meadows I, Ltd., its General Partner

	By:	/s/ Bill W. Wheat

Bill W. Wheat
Executive Vice President and
Chief Financial Officer

SGS COMMUNITIES AT GRANDE QUAY, L.L.C.

By:	Meadows IX, Inc., a Member

	By:	/s/ Bill W. Wheat

Bill W. Wheat
Executive Vice President and
Chief Financial Officer

and

By:	Meadows X, Inc., a Member

	By:	/s/ Bill W. Wheat

Bill W. Wheat
Executive Vice President and
Chief Financial Officer

DRH CAMBRIDGE HOMES, LLC
DRH REGREM VIII, LLC

By:	D.R. Horton, Inc. — Chicago, its Member

	By:	/s/ Bill W. Wheat

Bill W. Wheat
Executive Vice President and
Chief Financial Officer

HPH HOMEBUILDERS 2000 L.P.
WESTERN PACIFIC HOUSING CO., A CALIFORNIA LIMITED PARTNERSHIP
WESTERN PACIFIC HOUSING-ANTIGUA, LLC
WESTERN PACIFIC HOUSING-AVIARA, L.P.
WESTERN PACIFIC HOUSING-BOARDWALK, LLC
WESTERN PACIFIC HOUSING-BROADWAY, LLC
WESTERN PACIFIC HOUSING-CANYON PARK, LLC
WESTERN PACIFIC HOUSING-CARMEL, LLC
WESTERN PACIFIC HOUSING-CARRILLO, LLC
WESTERN PACIFIC HOUSING-COMMUNICATIONS HILL, LLC
WESTERN PACIFIC HOUSING-COPPER CANYON, LLC
WESTERN PACIFIC HOUSING-CREEKSIDE, LLC
WESTERN PACIFIC HOUSING-CULVER CITY, L.P.
WESTERN PACIFIC HOUSING-DEL VALLE, LLC
WESTERN PACIFIC HOUSING-LOMAS VERDES, LLC
WESTERN PACIFIC HOUSING-LOST HILLS PARK, LLC
WESTERN PACIFIC HOUSING-MCGONIGLE CANYON, LLC
WESTERN PACIFIC HOUSING-MOUNTAINGATE, L.P.
WESTERN PACIFIC HOUSING-NORCO ESTATES, LLC
WESTERN PACIFIC HOUSING-OSO, L.P.
WESTERN PACIFIC HOUSING-PACIFIC PARK II, LLC
WESTERN PACIFIC HOUSING-PARK AVENUE EAST, LLC
WESTERN PACIFIC HOUSING-PARK AVENUE WEST, LLC
WESTERN PACIFIC HOUSING-PLAYA VISTA, LLC
WESTERN PACIFIC HOUSING-POINSETTIA, L.P.
WESTERN PACIFIC HOUSING-RIVER RIDGE, LLC
WESTERN PACIFIC HOUSING-ROBINHOOD RIDGE, LLC
WESTERN PACIFIC HOUSING-SANTA FE, LLC
WESTERN PACIFIC HOUSING-SCRIPPS, L.P.
WESTERN PACIFIC HOUSING-SCRIPPS II, LLC
WESTERN PACIFIC HOUSING-SEACOVE, L.P.
WESTERN PACIFIC HOUSING-STUDIO 528, LLC
WESTERN PACIFIC HOUSING-TERRA BAY DUETS, LLC
WESTERN PACIFIC HOUSING-TORRANCE, LLC
WESTERN PACIFIC HOUSING-TORREY COMMERCIAL, LLC
WESTERN PACIFIC HOUSING-TORREY MEADOWS, LLC
WESTERN PACIFIC HOUSING-TORREY MULTI-FAMILY, LLC
WESTERN PACIFIC HOUSING-TORREY VILLAGE CENTER, LLC
WESTERN PACIFIC HOUSING-VINEYARD TERRACE, LLC
WESTERN PACIFIC HOUSING-WINDEMERE, LLC
WESTERN PACIFIC HOUSING-WINDFLOWER, L.P.
WPH-CAMINO RUIZ, LLC

By:	Western Pacific Housing Management, Inc.,
its Manager, Member or General Partner

By:	/s/ Bill W. Wheat

Bill W. Wheat
Executive Vice President and
Chief Financial Officer

SCHULER HOMES OF ARIZONA LLC
SHA CONSTRUCTION LLC

By:	SRHI LLC,
its Member

	By:		SHLR of Nevada, Inc.
its Member

		By:	/s/ Bill W. Wheat

Bill W. Wheat
Executive Vice President and
Chief Financial Officer

D.R. HORTON-SCHULER HOMES, LLC

By:	Vertical Construction Corporation,
its Manager

	By:		/s/ Bill W. Wheat

Bill W. Wheat
Executive Vice President and
Chief Financial Officer

SRHI LLC

By:	SHLR of Nevada, Inc.,
its Member

	By:		/s/ Bill W. Wheat

Bill W. Wheat
Executive Vice President and
Chief Financial Officer

SSHI LLC

By:	SHLR of Washington, Inc.,
its Member

	By:		/s/ Bill W. Wheat

Bill W. Wheat
Executive Vice President and
Chief Financial Officer

AMERICAN STOCK TRANSFER & TRUST COMPANY, as Trustee

By:	/s/ Herbert J. Lemmer
Herbert J. Lemmer
Vice President

Seventh Supplemental Indenture